                       A D M I S S I O N   T I C K E T

Annual Meeting of Shareowners
May 2, 1996
San Jose Scottish Rite Center                           M A P   H E R E
2455 Masonic Drive
San Jose, California

Doors Open at 9:30 A.M.
Meeting Begins at 10:00 A.M.

DIRECTIONS

FROM NORTH BAY, SAN FRANCISCO OR PENINSULA:

From I-280 South, exit at 87 Guadalupe Pkwy
South (far right lane).  Continue on Guadalupe
Pkwy South and exit at Curtner Ave. Turn right on Curtner and get immediately in the left lane.
Turn left on Canoas Garden Ave. Go one block to Masonic Dr. and turn right.

From Hwy 101 South, exit at 87 Guadalupe Pkwy
South.  Continue South on Guadalupe Pkwy through
Downtown San Jose and exit at Curtner Ave.
Turn right on Curtner and get immediately in the left lane. Turn left on Canoas Garden Ave.
Go one block to Masonic Dr. and turn right.

FROM EAST BAY:

Take I-680 South, exit at 87 Guadalupe Pkwy South.
Continue on Guadalupe Pkwy South and exit at Curtner Ave. Turn right on Curtner and get immediately in the left lane. Turn left on Canoas
Garden Ave.  Go one block to Masonic Dr. and turn right.

From I-880 South, take Hwy 101 South. Take I-280
North, exit at 87 Guadalupe Pkwy South.
Continue on Guadalupe Pkwy South and exit at Curtner Ave. Turn right on Curtner and get immediately in left lane. Turn left on Canoas
Garden Ave.  Go one block to Masonic Dr. and turn right.

                                                 Please present this ticket
                                             for admittance of shareowner(s)
                                               named on reverse and a guest.

                           DETACH PROXY CARD HERE
 ............................................................................

                                                             PACIFIC*TELESIS
                                                             Group

PROXY/VOTING INSTRUCTION CARD



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 2, 1996.

The undersigned hereby appoints Philip J. Quigley, William E. Downing and Richard W. Odgers, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the shares of Common Stock of Pacific Telesis Group represented hereby and held of record by the undersigned on March 3, 1996 at the Annual Meeting of Shareowners to be held at the San Jose Scottish Rite Center, 2455 Masonic Drive, San Jose, California, on May 2, 1996, at 10:00 a.m., or any adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, AND ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. This proxy also provides voting instructions for shares held in the Shareowner Dividend Reinvestment and Stock Purchase Plan and, if registrations are identical, shares held in the various employee savings and benefit plans described in the proxy statement. IF THIS PROXY IS SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS A AND B, AND "AGAINST" ITEMS C AND D SHOWN ON THE REVERSE OF THIS CARD, AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, AND ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. (If you have made any comments on this side of the card, please mark the comments box on the reverse of this card.)

  Your vote is important. Please sign and date on the reverse and promptly return c/o Boston Equiserve, P.O. Box 9018, Boston, MA 02205-8650.

                                                             PACIFIC*TELESIS
                                                             Group

March 15, 1996



Dear Shareowner:


It is a pleasure to invite you to Pacific Telesis Group's 1996 Annual Meeting of Shareowners, our twelfth Annual Meeting. The meeting will be held on May 2, 1996, at the San Jose Scottish Rite Center, 2455 Masonic Drive, San Jose, California.

I hope you will be able to join us to review the year and take a look at what the future holds for the Corporation. An Assistive Listening System will be available and an American Sign Language interpreter will be present at the meeting to assist shareowners with impaired hearing. The meeting location is also accessible to wheelchairs. IF YOU DO ATTEND, PLEASE BE SURE TO BRING THE ADMISSION TICKET THAT APPEARS ON THE REVERSE SIDE OF THIS LETTER.

Whether or not you plan to be at the meeting, it is important that you exercise your right to vote as a shareowner of Pacific Telesis Group. PLEASE VOTE YOUR PREFERENCES ON THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

I look forward to seeing you at the meeting, and on behalf of the management and directors of Pacific Telesis Group, I want to thank you for your continued support and confidence in 1996.


Sincerely,




Philip J. Quigley
Chairman of the Board




                         Admission Ticket on Reverse
                           Detach Proxy Card Here
 ............................................................................

                          X    Please mark votes as in this example.
                       -------
                       ----------------------------------------------------
                                Directors Recommend a Vote  "FOR"
                       ----------------------------------------------------
                       Director Nominees are:

                       G. F. Amelio, F. C. Herringer and L. E. Platt

                                                FOR    WITHHOLD
                       A.    Election of
                             All Directors
                                              -------  ---------
                             FOR ALL
                             EXCEPT:        -----------------------------

                                              FOR    AGAINST    ABSTAIN
                       B.    Ratification
                             of Auditors
                                            -------  --------  ----------

                       ---------------------------------------------------
                              Directors Recommend a Vote "AGAINST"
                       ---------------------------------------------------
                                              FOR    AGAINST    ABSTAIN

                       C.    Proposal
                             Regarding
                             Directory Paper
                             Procurement
                             Practices      -------  --------  ---------

                       D.    Proposal
                             Regarding
                             Director
                             Compensation   -------  --------  ---------

                       Please see comments           --------

                       Please keep my
                       vote confidential             --------

                       Will attend meeting           --------

                       Discontinue duplicative
                       Summary Annual Report         --------

                       Comments:
                                      -------------------------------------

                PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy. Sign here as name(s) appears at left.


                SIGNATURE________ DATE_____   SIGNATURE_________ DATE_____